EXHIBIT 10.5.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of the ____ day of __ , _____ (the "Grant Date"), by and between FIRST CAPITAL BANCORP, INC. (the "Company") and _______________ the "Optionee ");

                              W I T N E S S E T H:

         WHEREAS, the Optionee holds as of the date of this Agreement one or more options granted pursuant to the Central Gwinnett Bank 1990 Stock Option Plan (the "CGB Options");

         WHEREAS, the Company desires that the Optionee agree to the cancellation of the CGB Options and as an inducement therefor the Committee has authorized the grant to Optionee of a non-qualified stock option authorizing Optionee to purchase shares of common stock of the Company under the First Capital Bancorp, Inc. 1994 Stock Incentive Plan (the "Plan"); and option;

         WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

         1. GRANT OF OPTION. Subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of 3,423 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"). This Agreement supersedes and extinguishes the CGB Options notwithstanding any provision to the contrary contained in those agreements reflecting the CGB Options. The obligations to be performed by the Company under this Agreement are in lieu of all the obligations that the Company, its successors and assigns were bound to perform with respect to the CGB Options.

         2. TERM AND EXERCISE OF OPTION. Subject to the provisions of this
Agreement:

                  (a) The Option shall be exercisable during the Option Period (as defined in Section 4 hereof) only to the extent of the number of Vested Shares determined pursuant to the vesting schedule attached hereto as Schedule I, reduced by the number of Vested Shares previously exercised pursuant to this Agreement.

                  (b) The Option may be exercised with respect to all or any portion of the Vested Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price, defined in
         Section 3 below, MULTIPLIED BY the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (c) hereof, and (iii) cash or a certified check representing payment of all withholding tax obligations (whether federal, state or local), imposed by reason of the exercise of the Option, if any. Upon acceptance of such notice, receipt of payment in full of the Purchase Price, and receipt of payment of all withholding tax obligations, if any, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                  (c) The Purchase Price shall be paid in full upon the exercise of an Option and no shares of Common Stock shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash or by certified check or, alternatively, as follows:

                           (i) by delivery to the Company of a number of shares
                  of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option's exercise having a Fair Market Value on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                           (ii) if and when the Common Stock becomes traded by
                  brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option is exercised.

         3. EXERCISE PRICE. The exercise price for each share of Common Stock for which the Option is exercised shall be $3.51, subject to adjustment as set forth in Section 7 hereof (the "Exercise Price").

         4. TERM AND TERMINATION OF OPTION. Except as otherwise provided below, the term of the Option (the "Option Period") shall commence on the Grant Date and terminate on the date of the first to occur of the following events:

                  (a) the seventh anniversary of the Grant Date; or

                  (b) 30 days following the date the Optionee ceases to be a director of the Company or a Subsidiary, except that, if Optionee ceases to be a director of the Company or a Subsidiary, because of Optionee's retirement on or after age 65, death or Disability, the Option Period shall be extended until the expiration of nine (9) months following Optionee's retirement, death or Disability.

Upon the expiration of the Option Period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

         5. RIGHTS AS SHAREHOLDER. Until the stock certificates reflecting the Common Stock accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Common Stock. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the Option for which the record date is prior to the issuance of that stock certificate, except as this Agreement otherwise provides.

         6. RESTRICTION ON TRANSFER OF OPTION. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his personal representative.

         7. CHANGE IN CAPITALIZATION. (a) The Exercise Price of the Option and the number of shares of Common Stock reserved for issuance under the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

         (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Common Stock, other than a Change in Control, the Committee shall make such adjustments with respect to the Option and take such other action as it deems necessary or appropriate to reflect (or in anticipation of) such merger, consolidation, reorganization or tender offer. In the event of a Change in Control, the provisions of Schedule I of this Agreement shall be given effect; provided that, in the event the Company will not be the surviving entity as a result of the Change in Control and the surviving entity does not agree to the assumption of the Option, the Committee may elect to terminate the Option Period as of the date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then Fair Market Value of the Common Stock and Exercise Price for each share of Common Stock subject to the Option, but as to which the Option remains unexercised, as of the date of the Change in Control.

         (c) The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

         8. SPECIAL LIMITATION ON EXERCISE. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

         9. LEGEND ON STOCK CERTIFICATES. Certificates evidencing the Common Stock, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Agreement and in the Plan.

         10. GOVERNING LAWS. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws.

         11. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         12. NOTICE. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         13. SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         14. ENTIRE AGREEMENT. Subject to the provisions of the Plan, this Agreement expresses the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         15. VIOLATION. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

         16. HEADINGS AND CAPITALIZED TERMS. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. Capitalized terms used, but not defined herein, shall be given the meaning ascribed to them under the Plan.

         17. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         18. NO RIGHTS CREATED. The grant of the Option shall not be construed as giving the Optionee the right to continued service upon the Board of Directors or the board of directors of a Subsidiary.

         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                           FIRST CAPITAL BANCORP, INC.


                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------
ATTEST:

------------------------------------

Title:
      ------------------------------

     CORPORATE SEAL]

                                           OPTIONEE


                                           _______________________________(SEAL)

                                    EXHIBIT 1
                                    ---------

                              NOTICE OF EXERCISE OF
                           FIRST CAPITAL BANCORP, INC.
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                           FIRST CAPITAL BANCORP, INC.


                                             Name
                                                  ------------------------------
                                             Address
                                                     ---------------------------

                                             Date
                                                  ------------------------------



First Capital Bancorp, Inc.
1725 Indian Trail Road
Norcross, Georgia  30093

Re:      Exercise of Non-Qualified Stock Option

Gentlemen:

         Subject to acceptance hereof in writing by First Capital Bancorp, Inc. (the "Company") pursuant to the provisions of the First Capital Bancorp, Inc. 1994 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ____________ shares of Common Stock of the Company under the First Capital Bancorp, Inc. Non-Qualified Stock Option Agreement dated as of _____________, 199_. The purchase shall take place as of _____________, 199_
(the "Exercise Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [ ] by delivery of cash or a certified check for $__________ for the full purchase price payable to the order of First Capital Bancorp, Inc.

         [ ] by delivery of cash or a certified check for $__________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.




           EXHIBIT 1 to Non-Qualified Stock Option Agreement - Page 1

         [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of the purchase price by _______________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

         The required federal, state and local income tax withholding, if any, on the exercise of the option shall be paid on or before the Exercise Date in cash or by certified check, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

         As soon as the stock certificate is registered in my name, please delivery it to me at the above address.

         If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

                  The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

                  I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

                  The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;




           EXHIBIT 1 to Non-Qualified Stock Option Agreement - Page 2

                  I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

                  I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

                  The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                  The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

                  I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

                  I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

                  I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and





           EXHIBIT 1 to Non-Qualified Stock Option Agreement - Page 3

                  The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Option. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

         I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                                              Very truly yours,



                                              ---------------------------------

AGREED TO AND ACCEPTED:

FIRST CAPITAL BANCORP, INC.


By:
   ----------------------------------

Title:
      -------------------------------

Number of Shares
Exercised:
          ---------------------------

Number of Shares
Remaining:                                       Date:
          ---------------------------                 --------------------------






           EXHIBIT 1 to Non-Qualified Stock Option Agreement - Page 4

                                   SCHEDULE I
                         TO FIRST CAPITAL BANCORP, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                VESTING SCHEDULE


         "Vested Shares" means only that percentage of the number of shares of Common Stock subject to the Option as to which the Option becomes exercisable following completion of the years of service indicated in the schedule below.

        Percentage of Shares                Years of Service
      Which are Vested Shares               After Grant Date
      -----------------------               ----------------

                68%                         Less than 1 year

                88%                              1 year

               100%                              2 years

Notwithstanding the foregoing Vesting Schedule, the Option shall become fully vested and exercisable during the Option Period if and when the Optionee retires on or after age 65 or upon the occurrence of any Change in Control or any earlier date specified by the Committee in writing to the Optionee subsequent to or contemporaneously with a determination by the Committee that a Change in Control is imminent.

         1. CONSTRUCTION. (a) For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each consecutive twelve-consecutive-month period following the Grant Date and during which Optionee continues, at all times, as a director of the Company or a Subsidiary.

         (b) The right of Optionee to vest in Common Stock shall cease upon the termination of his or her service as a director of the Company or a Subsidiary, whether by reason of death, Disability or otherwise and, thereafter, no further shares shall become Vested Shares; and the Option shall be exercisable during the Option Period specified in Section 4 of the Agreement.




           SCHEDULE 1 to Non-Qualified Stock Option Agreement - Page 1